Exhibit 23.1






                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 10, 1997 relating to the consolidated financial statements of Clearview Cinema Group, Inc.; April 1, 1997 relating to the combined financial statements of the Nelson Ferman Theaters at Emerson, New City, Allwood, and Washington Township; April 10, 1997 relating to the combined financial statements of Magic Cinemas at Bergenfield, Tenafly and Closter; and June 4, 1997 relating to the combined financial statements of
United  Artists  Theaters  at  Bronxville,   Larchmont,   Wayne,  New  City  and
Mamaroneck.


                                          /s/ Wiss & Company, LLP


Woodbridge, New Jersey
February 13, 1998